                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.  )

         Filed by Registrant[X]
         Filed by a party other than the registrant[ ]
         Check the appropriate box:
         [X]Preliminary proxy statement
         [ ]Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
         [ ]Definitive Proxy Statement
         [ ]Definitive Additional Materials
         [ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MBNA Corporation
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                (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]No fee required.
         [ ]Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
            0-11.
         (1)    Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transactions applies:


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         (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


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         (4) Proposed maximum aggregate value of transaction:


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         (5) Total fee paid:


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[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:


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(2)      Form, Schedule or Registration Statement No.:


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(3)      Filing Party:


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(4)      Date Filed:

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         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 [MBNA LOGO]

                                MBNA CORPORATION
                           WILMINGTON, DELAWARE 19884

                         ------------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

     The 1998 Annual Meeting of the Stockholders of MBNA Corporation will be held at the Corporation's international headquarters located at 1100 North French Street, Wilmington, Delaware on April 21, 1998 at 11:00 a.m., for the following purposes:

     1. To elect seven directors to serve until the next annual meeting and until their successors are elected and qualify;

     2. To consider and act upon a proposal to amend the Charter to increase the number of authorized shares of common stock;

     3. To consider and act upon a proposal to amend the 1997 Long Term Incentive Plan to increase the number of shares available under the Plan; and

     4. To transact whatever other business may properly be brought before the meeting.

     Only holders of record of the Corporation's common stock at the close of business on February 27, 1998 are entitled to notice of and to vote at the meeting.

     Stockholders of record as of the record date will be admitted to the annual meeting upon presentation of identification. Stockholders who own stock beneficially through a bank, broker or otherwise, will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

                                           John W. Scheflen
                                           Secretary

March 20, 1998

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY THEN WITHDRAW YOUR PROXY.

                                MBNA CORPORATION
                           WILMINGTON, DELAWARE 19884

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

     MBNA Corporation (the "Corporation") is a bank holding company. It is the parent of MBNA America Bank, N.A., a national bank (the "Bank").

     This Proxy Statement is furnished in connection with the solicitation by the Corporation of proxies to be voted at its Annual Meeting of Stockholders to be held at 11:00 a.m. on April 21, 1998, at the Corporation's international headquarters located at 1100 North French Street, Wilmington, Delaware and at any adjournment thereof. This Proxy Statement was first mailed or given to holders of the Corporation's common stock on March 20, 1998.

     Solicitation of proxies may be made by mail, personal interview, telephone and fax by directors, officers and employees of the Corporation. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of up to $5,000 plus reimbursement of expenses. Expenses for such solicitation will be borne by the Corporation. Brokers and others will be reimbursed for their reasonable expenses in forwarding the proxy material to their customers who have beneficial interests in the common stock of the Corporation registered in names of nominees.

     Any proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to the Secretary of the Corporation at the address set forth above or by oral or written statement at the meeting. Shares represented by any proxy properly executed and received prior to the meeting will be voted at the meeting in accordance with the proxy or, if the proxy does not specify, in accordance with the recommendation of the Board of Directors.

     Only holders of record of the Corporation's common stock at the close of business on February 27, 1998 are entitled to notice of and to vote at the meeting. On the record date the Corporation had 501,187,500 shares of common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote. There is no provision for cumulative voting.

     A quorum for the meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting. The election of directors requires a plurality of the votes cast at the meeting. The approval of the amendment to the Charter requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter. The approval of the amendment to the 1997 Long Term Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting (provided that at least 50% of the shares entitled to vote are voted).

     Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Corporation's transfer agent. Shares held by stockholders present at the meeting in person who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes but will not be considered to be voted at the meeting. "Broker non-votes" (i.e., shares represented by proxies, received from a broker or nominee, indicating that the broker or nominee has not voted the shares on a matter with respect to which the broker or nominee does not have discretionary voting power) will be treated as abstentions -- present at the meeting but not voted.

     All common stock share numbers and prices included herein have been adjusted to reflect the three-for-two split of the Corporation's common stock effected as a dividend paid October 1, 1997 to stockholders of record on September 15, 1997.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of February 27, 1998, with respect to beneficial ownership of shares of the Corporation's common stock by each nominee for director, by each named executive officer, by all directors and executive officers as a group, and by each person known to the Corporation to own beneficially 5% or more of the common stock.

                                   MANAGEMENT

                                                                                    PERCENT OF
NAME                                                            NUMBER OF SHARES    OUTSTANDING
----                                                            ----------------    -----------
Alfred Lerner(1)............................................       69,239,488          13.7%
 Wilmington, Delaware 19884
James H. Berick, Esq.(2)....................................          195,684             *
Charles M. Cawley(3)........................................        3,391,578             *
Benjamin R. Civiletti, Esq.(4)..............................          133,585             *
John R. Cochran, III(5).....................................        2,167,583             *
Bruce L. Hammonds(6)........................................        1,579,715             *
M. Scot Kaufman(7)..........................................        1,323,701             *
Randolph D. Lerner, Esq.(8).................................          182,185             *
Stuart L. Markowitz, M.D.(9)................................          682,683             *
Michael Rosenthal, Ph.D.(10)................................          184,509             *
All directors and executive officers as a group (11)........       83,611,584          16.2%
                                    INVESTMENT ADVISOR(12)
Alliance Capital Management L.P. and affiliates (13)........       46,292,268           9.2%
 1290 Avenue of the Americas
 New York, New York 10104

------------------------------
* Less than 1% of the shares outstanding.

 (1) Includes 951,985 restricted shares of which 115,108, 115,907, 131,706 and 155,764 shares were issued in full payment of Mr. Lerner's 1997, 1995, 1994 and 1993 bonuses at his request. See "Executive Compensation -- Summary Compensation Table." Also includes 4,162,500 shares subject to options exercisable within 60 days; does not include 750,000 shares subject to options exercisable at later dates.

 (2) Includes 182,184 shares subject to options exercisable within 60 days; does not include 35,400 shares owned by Mr. Berick's wife and sons as to which Mr. Berick disclaims beneficial ownership.

 (3) Includes 674,940 restricted shares and 2,640,699 shares subject to options exercisable within 60 days; does not include 972,750 shares subject to options exercisable at later dates.

 (4) Includes 131,560 shares subject to options exercisable within 60 days.

 (5) Includes 324,699 restricted shares and 1,782,654 shares subject to options exercisable within 60 days; does not include 937,125 shares subject to options exercisable at later dates.

 (6) Includes 335,699 restricted shares and 1,187,253 shares subject to options exercisable within 60 days; does not include 937,125 shares subject to options exercisable at later dates.

 (7) Includes 225,298 restricted shares and 25,500 shares owned by Mr. Kaufman's wife, 5,062 shares owned by his daughter, 5,062 shares owned by his son, and 861,750 shares subject to options exercisable within 60 days; does not include 780,750 shares subject to options exercisable at later dates.

 (8) Includes 131,560 shares subject to options exercisable within 60 days.

 (9) Includes 482,950 shares owned by Dr. Markowitz' wife, 16,537 shares total owned by his two daughters and 182,184 shares subject to options exercisable within 60 days.

(10) Includes 178,434 shares subject to options exercisable within 60 days; does not include 9,112 shares owned by Dr. Rosenthal's wife as to which Dr. Rosenthal disclaims beneficial ownership.

(11) Reflects shares beneficially owned by the ten directors and officers named and by ten other executive officers. Includes 3,433,445 restricted shares and 14,675,859 shares subject to options exercisable within 60 days; does not include 9,880,879 shares subject to options exercisable at later dates. Includes 5,062 shares with shared voting and investment power.

(12) The beneficial owner in this category has provided a Schedule 13G to the Corporation in which it certified that it acquired the shares of the Corporation's common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation.

(13) According to their report on Schedule 13G, as of December 31, 1997, Alliance Capital Management L.P. ("Alliance") and certain affiliates of Alliance (together with their parent corporations The Equitable Companies Incorporated, AXA, and certain AXA affiliates) were deemed to own in the aggregate 91,408,909 shares, or 18.2%, of the Corporation's common stock primarily held for investment advisory clients. Under the ownership reporting rules of the Securities Exchange Act of 1934, an entity is deemed to own shares if it has the power to vote or dispose of the shares even if it has no economic interest in the shares. The table includes 46,292,268 shares which the reporting persons had sole power to vote. In addition, according to the Schedule 13G, the reporting persons had no power to vote 23,465,744 shares, shared power to vote 21,650,897 shares, sole power to dispose of 91,365,138 shares, and shared power to dispose of 43,771 shares.

     With respect to the restricted shares, the holder has sole voting power and no investment power. Unless otherwise indicated, all other shares are owned with sole voting and investment powers. No director or executive officer of the Corporation beneficially owns any shares of the Corporation's preferred stock.

                             ELECTION OF DIRECTORS

     The Board of Directors has proposed seven nominees for election as directors to serve for the coming year and until their successors are elected and qualify. All of the nominees are currently directors of the Corporation. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is withheld. The Board does not intend to select another nominee if any current nominee should be unable to serve. All of the Corporation's directors also serve as directors of the Bank.

             NAME                 AGE                            POSITION
------------------------------    ---    --------------------------------------------------------
Alfred Lerner                     64     Chairman and Chief Executive Officer of the Corporation
Charles M. Cawley                 57     President of the Corporation; Chairman and Chief
                                         Executive Officer of the Bank
James H. Berick, Esq.             64     Chairman, Berick, Pearlman & Mills Co., L.P.A.,
                                         attorneys
Benjamin R. Civiletti, Esq.       62     Chairman, Venable, Baetjer and Howard, LLP, attorneys
Randolph D. Lerner, Esq.          36     Partner, Securities Advisors, L.P., investments
                                         management
Stuart L. Markowitz, M.D.         50     Internist and Managing Partner, Drs. Markowitz,
                                         Rosenberg, Stein & Associates, physicians
Michael Rosenthal, Ph.D.          60     Professor of English, Columbia University

     Mr. Alfred Lerner has been Chief Executive Officer of MBNA Corporation and Chairman of its Board of Directors since January 1991 and a director of the Bank since December 1991. Mr. Lerner served as Chairman of the Board and Chief Executive Officer of MNC Financial, Inc. ("MNC Financial") from September 1990 to July 1991 and as Chairman of the Board from July 1991 to October 1993. He also served as Chairman of the Board of Equitable Bancorporation from July 1983 until it merged with MNC Financial in January 1990. He has been Chairman of The Town and Country Trust since August 1993 and was Chief Executive Officer from August 1993 to October 1997. He was Chairman of the Board of The Progressive Corporation, an insurance holding company, from 1988 to April 1993. A graduate of Columbia University and a member of its Board of Trustees, Mr. Lerner also is president of the Cleveland Clinic Foundation and a member of its Board of Trustees. He is also a trustee of Case Western Reserve University and a member of the Board of Directors of the Marine Corps Law Enforcement Foundation.

     Mr. Cawley has been President and a director of the Corporation and Chairman and Chief Executive Officer of the Bank since January 1991. He was the senior operating executive that formed the Bank in 1982. He has served as Chief Executive Officer of the Bank since 1990, and as President since 1985. He has been a director of the Bank since 1982. He serves on the boards of Georgetown University, the University of Delaware, the Eisenhower Exchange Fellowships, and the American Architectural Foundation. He is Chairman of the Board of the Grand Opera House in Wilmington, Delaware.

     Mr. Berick has been a director of the Corporation since January 1991 and a director of the Bank since April 1991. He has been Chairman of Berick, Pearlman & Mills Co., L.P.A. since July 1986. He is a director of A. Schulman, Inc. and The Town and Country Trust. He was a director of Equitable Bancorporation from 1984 until January 1990, when it merged into MNC Financial, of Equitable Bank, N.A. from 1984 until July 1990, when it merged into Maryland National Bank, and of Maryland National Bank from July 1990 to January 1991.

     Mr. Civiletti has been a director of the Corporation and the Bank since April 1993. He served as Managing Partner of Venable, Baetjer and Howard, LLP, from 1987 until 1993 and Chairman since 1993. He was Attorney General of the United States from 1979 to 1981. He is Chairman of the Board of GBMC Healthcare, Inc., a director of Bethlehem Steel Corporation, Wackenhut Corrections Corporation and the Wackenhut Corporation and a member of the Board of Trustees of The Johns Hopkins University.

     Mr. Randolph D. Lerner has been a director of the Corporation and the Bank since April 1993. He is a partner in Securities Advisors, L.P., the successor to R.D. Lerner Securities, Inc., which he has managed since September 1991. He is Chairman of the Board of Trustees of the New York Academy of Art, and a member of the Boards of Trustees of the Hospital for Special Surgery in New York City, the Corcoran Gallery, and the New York Legal Assistance Group. He is a member of the District of Columbia and New York Bar Associations and is Alfred Lerner's son.

     Dr. Markowitz has been a director of the Corporation and the Bank since April 1991. He is an internist and Managing Partner of Drs. Markowitz, Rosenberg, Stein & Associates, a private medical practice, and is Clinical Professor at Case Western Reserve University, College of Medicine, where he has taught since 1976. He is a member of the Medical Board and a volunteer physician for The Jewish Children's Bureau in Cleveland.

     Dr. Rosenthal has been a director of the Corporation and the Bank since April 1991. He has taught at Columbia University since 1964, served as Associate Dean responsible for academic administration from 1972 to 1989 and has been Professor of English since 1989. He is a member of the Authors Guild.

     Mr. Civiletti (Chairman) and Drs. Markowitz and Rosenthal serve as the Audit Committee. Mr. Berick (Chairman), Mr. Civiletti, and Drs. Markowitz and Rosenthal serve as the Compensation Committee, and Drs. Markowitz and Rosenthal serve as the Stock Option Committee. The Audit Committee supervises the Corporation's internal corporate auditors, approves the selection of independent auditors, reviews the scope of services and reports of the independent auditors and reviews financial reports with management and the independent auditors. The Compensation Committee approves the compensation of the Corporation's senior executives and administers the Senior Executive Performance Plan. The Stock Option Committee administers the Corporation's 1991 and 1997 Long Term Incentive Plans.

     During 1997, the Board of Directors held seven meetings, the Audit Committee held seven meetings, the Compensation Committee held four meetings and the Stock Option Committee held five meetings. Each of the directors attended all of the applicable board and committee meetings held during 1997.

     The directors of the Corporation who are not officers each received $40,000 for their services in 1997, and $1,500 for each meeting of the Board of Directors or committee attended. Directors who are not officers of the Corporation may elect to defer their annual retainer and meeting fees pursuant to the Corporation's deferred compensation plan.

     During 1997, each director who is not an officer received an option for 25,312 shares of the Corporation's common stock pursuant to the Corporation's 1991 Long Term Incentive Plan. Under the 1991 Plan, each director who is not an officer received an option for 25,312 shares of common stock, adjusted for subsequent stock splits, upon election to the Board and on January 2 of each year. Under the Corporation's 1997 Long Term Incentive Plan, each director who is not an officer receives an option for 5,000 shares of common stock upon election to the Board and on January 2 of each year beginning in 1998. The exercise price of the options is the fair market value of the common stock on the grant date. The options are exercisable immediately and have a term of ten years but expire sooner if the holder ceases to be a director.

     The election of directors requires a plurality of the votes cast at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid or accrued to the Corporation's Chairman and Chief Executive Officer and the four other most highly compensated executives of the Corporation for services to the Corporation in 1995, 1996 and 1997.

SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                            ANNUAL COMPENSATION                 COMPENSATION
                                                    ------------------------------------   -----------------------
                                                                                                   AWARDS
                                                                                           -----------------------
                                                                                OTHER                   NUMBER OF
                                                                                ANNUAL                  SECURITIES   ALL OTHER
                                                                               COMPEN-     RESTRICTED   UNDERLYING    COMPEN-
        NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS(1)    SATION(2)     STOCK(3)    OPTIONS(4)   SATION(5)
-------------------------------------------  ----   ----------   ----------   ----------   ----------   ----------   ---------
Alfred Lerner                                1997   $1,500,000   $3,000,000*   $      0    $1,563,750    750,000     $      0
  Chairman and Chief Executive Officer       1996    1,515,000    3,000,000           0     1,585,000    450,000            0
  of the Corporation                         1995    1,505,000    1,275,000*          0     1,633,500    337,500            0
Charles M. Cawley                            1997    1,500,000    3,000,000     122,929     1,563,750    750,000      353,083
  President of the Corporation; Chairman     1996    1,515,000    3,000,000      71,465     1,585,000    450,000      135,550
  and Chief Executive Officer of the Bank    1995    1,505,000    1,275,000     109,592     1,633,500    337,500      224,508
John R. Cochran III                          1997    1,000,000    2,000,000      33,009     1,042,500    450,000      158,766
  Executive Vice President of the            1996      888,000    1,865,000     286,448       792,500    225,000      401,328
  Corporation; Senior Vice Chairman and      1995      812,917      814,921      37,183       928,125    253,125       93,539
  Chief Administrative Officer of the Bank
Bruce L. Hammonds                            1997    1,000,000    2,000,000      25,546     1,042,500    450,000      171,612
  Executive Vice President of the            1996      888,000    1,865,000      60,968       792,500    225,000       74,183
  Corporation; Senior Vice Chairman and      1995      812,917      814,849      29,514       928,125    253,125       97,942
  Chief Operating Officer of the Bank
M. Scot Kaufman                              1997      871,145    1,800,000      34,168       781,875    450,000      168,857
  Executive Vice President and Chief         1996      756,500    1,500,000      85,619       891,868    168,750       78,341
  Financial Officer of the Corporation;      1995      664,538      663,000      42,011       631,125    168,750       96,614
  Senior Vice Chairman and Chief Financial
  Officer of the Bank

------------------------------

* Mr. Lerner's bonuses for 1995 and 1997 were paid in restricted shares of the Corporation's common stock at his request. For Mr. Lerner, the "Bonus" column for 1995 and 1997 includes the value (based on the market price on the date of issuance) of restricted stock issued to him.

(1) Includes amounts deferred under the Corporation's deferred compensation plan.

(2) For 1995, includes $41,084 for airplane use for Mr. Cawley. For 1997, includes $45,578 for airplane use and $62,775 for personal services for Mr. Cawley.

(3) The number of restricted shares held at December 31, 1997, including the restricted shares issued to Mr. Lerner in payment of his 1995 and 1997 bonuses at his request, and the value of these shares calculated by multiplying the number of shares held by the closing price of the common stock on December 31, 1997, were: Mr. Lerner, 951,985 shares, $26,001,090; Mr. Cawley, 674,940 shares, $18,434,299; Mr. Cochran, 324,699 shares,
    $8,868,341; Mr. Hammonds, 335,699 shares, $9,168,779; and Mr. Kaufman,
    225,298 shares, $6,153,452. Dividends are paid on restricted stock from the grant date.

(4) The 1997 options are long term performance options which are exercisable in three equal annual installments beginning January 1 of the year following the year in which the Corporation achieves $1 billion in net income. The options are exercisable sooner in the event of the recipient's death, disability, retirement or a change in control of the Corporation. In addition, to ensure that the Corporation is not required to charge earnings for any increase in option value from grant date to exercise date, the options are exercisable for one day only prior to expiration ten years from grant.

(5) Includes premiums paid by the Corporation in 1997 on term life insurance (Mr. Cawley, $18,224; Mr. Cochran, $7,895; Mr. Hammonds, $8,635; and Mr. Kaufman, $8,235); premiums paid by the Corporation in 1997 on split dollar life insurance policies, ALL OF WHICH WILL BE REPAID TO THE CORPORATION NOT LATER THAN THE DEATH OF THE EXECUTIVE (Mr. Cawley, $278,889; Mr. Cochran, $113,457; Mr. Hammonds, $126,025; and Mr. Kaufman, $120,381); above-market earnings on deferred compensation in 1997 (Mr. Cawley, $2,370; Mr. Cochran, $3,814; Mr. Hammonds, $3,352; and Mr. Kaufman, $11,795); and contributions made by the Corporation in 1997 to its deferred compensation plan (Mr. Cawley, $53,600; Mr. Cochran, $33,600; Mr. Hammonds, $33,600; and Mr. Kaufman, $28,446). Mr. Lerner did not receive any of these benefits at his request.

1997 OPTION GRANTS

     The following table sets forth information concerning stock option grants to the named executive officers made in 1997.

                                                   INDIVIDUAL GRANTS
                                   -------------------------------------------------
                                    NUMBER OF    % OF TOTAL
                                   SECURITIES     OPTIONS
                                   UNDERLYING    GRANTED TO   EXERCISE
                                     OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION      GRANT DATE
              NAME                 GRANTED(1)     IN 1997       SHARE        DATE      PRESENT VALUE(2)
              ----                 ----------    ----------   ---------   ----------   ----------------
Alfred Lerner....................    750,000        7.53%      $19.75      4/20/07        $5,250,000
Charles M. Cawley................    750,000        7.53%       19.75      4/20/07         5,250,000
John R. Cochran III..............    450,000        4.52%       19.75      4/20/07         3,150,000
Bruce L. Hammonds................    450,000        4.52%       19.75      4/20/07         3,150,000
M. Scot Kaufman..................    450,000        4.52%       19.75      4/20/07         3,150,000

------------------------------
(1) These long term performance options are exercisable in three equal annual installments beginning January 1 of the year following the year in which the Corporation achieves $1 billion in net income. These options are also exercisable in the event of death, disability, retirement or change in control. In addition, to ensure that the Corporation is not required to charge earnings for any increase in option value from grant date to exercise date, the options are exercisable for one day only prior to expiration ten years from grant. The Stock Option Committee retains authority to adjust the net income objective for changes in federal or applicable state income taxes.

(2) Amounts reflect the estimated present value of the grant as of the grant date using the Black-Scholes option pricing model. The following assumptions were used: (1) average expected life of 6.66 years; (2) expected volatility or fluctuation of the Corporation's stock price of 30% each year calculated based on historical fluctuations; (3) expected dividend yield for the Corporation's stock of 2.11% calculated based on historical yield; and (4) discount for present value based on an annual rate of return of 6.79%, which was the approximate rate, at the time of grant of the options, for zero coupon U.S. government securities with maturities equal to the expected lives of the options. This estimate of value has been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission. The actual value of the options will depend on the fair market value of the Corporation's common stock on the dates the options are exercised. No realization of value is possible without an increase in the price of the Corporation's common stock, which would benefit all stockholders.

AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

     The following table sets forth information concerning stock options exercised by the named executive officers during 1997 and the values at year end 1997 of unexercised options held by these executive officers.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SHARES                        OPTIONS AT 12/31/97         OPTIONS AT 12/31/97(2)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Alfred Lerner.........           0    $         0    4,162,500       750,000      $79,975,782    $ 5,671,875
Charles M. Cawley.....   1,227,051     20,896,849    3,284,199       972,750       62,886,035     10,183,234
John R. Cochran III...     103,455      2,049,717    1,825,357       937,125       37,758,543     11,729,602
Bruce L. Hammonds.....     178,499      3,033,924    1,187,253       937,125       23,588,036     11,729,602
M. Scot Kaufman.......     334,749      8,079,331      945,253       780,750       19,044,862      9,002,984

------------------------------
(1) Represents the difference between the fair market value of the shares of common stock for which options were exercised in 1997 less the exercise price of the options.

(2) Represents the difference between the fair market value of the option shares (based on $27.3125 per share, the closing price of the common stock on the New York Stock Exchange on December 31, 1997) and the exercise price of the options.

RETIREMENT PLANS

     The maximum annual retirement benefit permitted by law for a qualified defined benefit pension plan for 1998 is $130,000. The limit is adjusted periodically for inflation. The following table sets forth approximate annual retirement benefits for retirement at age 65 which would be payable under the Corporation's defined benefit pension plan if not limited by law. The table is included in accordance with the rules of the Securities and Exchange Commission.

                                 YEARS OF SERVICE
AVERAGE ANNUAL   -------------------------------------------------
 COMPENSATION      15        20        25        30         35
--------------   -------   -------   -------   -------   ---------
   $900,000      240,665*  320,887*  401,109*  481,331*    539,831*
  1,000,000      267,665*  356,887*  446,109*  535,331*    600,331*
  1,100,000      294,665*  392,887*  491,109*  589,331*    660,831*
  1,200,000      321,665*  428,887*  536,109*  643,331*    721,331*
  1,500,000      402,665*  536,887*  671,109*  805,331*    902,831*
  1,600,000      429,665*  572,887*  716,109*  859,331*    963,331*
  1,700,000      456,665*  608,887*  761,109*  913,331*  1,023,831*
  1,800,000      483,665*  644,887*  806,109*  967,331*  1,084,331*

------------------------------
* The current maximum annual retirement benefit permitted by law is $130,000.

     Credited years of service and current compensation covered by the pension plan for the persons named in the Summary Compensation Table are as follows: Mr. Lerner, 14 years and $1,500,000; Mr. Cawley, 24 years and $1,500,000; Mr. Cochran, 23 years and $1,000,000; Mr. Hammonds, 18 years and $1,000,000; and Mr. Kaufman, 25 years and $900,000. Past service to MNC Financial is included in credited years of service.

     Annual benefits at normal retirement are 1.3% of average annual compensation times years of credited service up to 40 plus .5% of average annual compensation in excess of covered compensation times years of credited service up to 30. Average annual compensation is determined by averaging the 60 consecutive months of compensation out of the last 120 months which yield the highest average. Compensation includes salary, but not bonuses, and may not exceed $160,000 in 1998 for this purpose. Covered compensation is the 30-year average of amounts with respect to which Social Security taxes must be paid. Benefits payable under the pension plan as set forth in the table are not subject to deductions for Social Security and other offset amounts.

     The executive officers named in the Summary Compensation Table (except for Mr. Lerner at his request) participate in a supplemental retirement plan which provides a retirement benefit equal to 80% of the participant's highest average salary for any 12 month period during the 72 months preceding retirement. Benefits are reduced by pension and Social Security benefits. The Plan also provides for salary continuation in the event of the death or disability of the participant. Salary is capped at $1,500,000 for purposes of determining retirement benefits, but is not capped for disability or survivors' benefits. Except for Mr. Cawley, participants named in the Summary Compensation Table must remain employed until age 60 to receive a retirement benefit. Annual retirement benefits at age 65 under this plan based on 1998 salaries, net of pension and Social Security benefits, would be approximately: Mr. Cawley, $1,071,602; Mr. Cochran, $661,219; Mr. Hammonds, $676,062; and Mr. Kaufman, $581,111. The Corporation has obtained insurance on the lives of participants (other than Mr. Lerner, who does not participate in the Plan at his request) in the Plan and expects over time to recover from the proceeds of the insurance the cost of benefits paid under the Plan and premiums for the insurance.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report is submitted by the Corporation's Compensation Committee and Stock Option Committee. Each member of the Compensation Committee and the Stock Option Committee is a non-employee director. The Compensation Committee is comprised of Messrs. Berick and Civiletti and Drs. Markowitz and Rosenthal. The Stock Option Committee is comprised of Drs. Markowitz and Rosenthal.

     The Corporation's compensation program provides annual cash compensation to executive officers that recognizes short term company performance, and long term compensation that encourages executive officers to focus on the future as well as the present. The program is designed to reward current performance in proper context with the long term health of the Corporation. Annual cash compensation consists primarily of salary and bonus. Long term programs include stock options, restricted shares and retirement programs.

ANNUAL COMPENSATION

     The Compensation Committee determines annual salaries and bonuses for senior executive officers. Salaries are based primarily on experience, responsibilities and corporate and individual performance. Bonuses for the most senior executive officers are based on corporate performance.

     The Compensation Committee measures corporate performance primarily by achievement of the objectives set forth in the Corporation's financial plan, including goals for net income, managed loans, new accounts, managed credit losses, customer retention and operating efficiencies. The Corporation exceeded the net income goal and substantially achieved 1997 performance objectives. The Compensation Committee also considers, but gives less weight to, the competitive and economic environment in which these results are achieved and other factors, such as superior Customer quality, results of regulatory examinations and the total return on the Corporation's common stock compared to the Standard & Poor's 500 Stock and Financial Indices.

     The 1997 bonuses paid to the Corporation's senior executive officers named in the Summary Compensation Table were paid pursuant to the Corporation's Senior Executive Performance Plan, which provided for payment of 1997 bonuses in an amount equal to 200% of 1997 base salary if the Corporation achieved the 1997 net income objective established by the Compensation Committee. The Compensation Committee retained authority to reduce or eliminate the bonuses notwithstanding attainment of the net income objective. The Corporation's 1997 net income, as certified by the Compensation Committee, exceeded the net income objective for that year.

     The Compensation Committee also reviewed and considered salaries, bonuses and certain long term compensation paid in 1996 to chief executive officers of other publicly held companies that issue credit cards (the most recent data available). Several of these companies, along with others, are included in the Standard and Poor's Financial Index comparison in the Stock Performance Graph. When the cash compensation paid to chief executive officers of these companies is adjusted (based on limited available data) for significant differences in business lines, size, earnings, corporate performance, compensation practices, and other factors, the Compensation Committee believes that the compensation paid to the Corporation's chief executive officer is appropriate. The Compensation Committee also considered other benefits received by the senior executive officers and the fact that Mr. Lerner generally did not participate in these benefits.

     Based on its review, the Compensation Committee approved 1998 salaries in amounts it judged to be appropriate and payment of 1997 bonuses in the full amount authorized for 1997 under the Senior Executive Performance Plan. The Compensation Committee did not increase salaries for the senior executives. Messrs. Lerner and Cawley received the same number of restricted shares and the same bonus as in 1996 and their salaries have remained the same for three years. Mr. Lerner's bonus was paid in restricted shares of the Corporation's common stock at his request. Salaries for 1997 for senior executive officers were approved by the Compensation Committee based on review of the Corporation's performance for 1996 applying the same criteria. Salaries and bonuses for 1997 and salaries for 1998 for all other officers were determined by the senior executive officers based on the same factors used by the Compensation Committee.

LONG TERM COMPENSATION

     The Stock Option Committee grants stock options and restricted stock to executive and other officers and key employees under the Corporation's 1997 Long Term Incentive Plan.

     During 1997, the Stock Option Committee granted restricted shares to senior executive officers as additional compensation based on the Corporation's results compared to the goals set forth in its financial plan and as incentive to remain with the Corporation and for future performance. All restricted shares are forfeited if the holder's employment terminates other than as a result of retirement, death or disability, a change in control of the Corporation or as otherwise determined by the Stock Option Committee. During 1997 the Stock Option Committee approved a waiver of the restrictions on some restricted stock granted in 1991 and 1993 to certain senior executives, including Messrs. Cochran, Hammonds and Kaufman, to be used to make charitable gifts.

     The Stock Option Committee granted stock options during 1997 under the Corporation's 1997 Long Term Incentive Plan for a total of 9,962,000 shares to approximately 130 officers, including the Corporation's most senior executive officers. The stock options granted in 1997 to senior executives are primarily long term performance options exercisable in installments after the Corporation achieves net income of $1 billion. All options are exercisable sooner in the event of death, disability or retirement or a change in control of the Corporation. In addition, to ensure that the Corporation is not required to charge earnings for any increase in option value from grant date to exercise date, the long term performance options are exercisable for one day only prior to expiration ten years from grant.

     The options were granted based on the recipient's performance and responsibilities with the Corporation. The Stock Option Committee considered the aggregate options to be outstanding following the grants as a percentage of total shares and options outstanding. The Stock Option Committee grants all options with an exercise price equal to the fair market value of the common stock on the grant date.

     Senior executive officers (other than Mr. Lerner at his request) participate in the Corporation's Supplemental Executive Retirement Plan and split dollar life insurance program. These programs provide greater retirement benefits for those participants who remain with the Corporation until at least age 60 and provide for loss of benefits if a participant engages in competition with the Corporation following termination of employment. Senior executive officers, including Mr. Lerner, also participate in the Corporation's pension plan. Senior executive officers, except Mr. Lerner at his request, also participate in the Corporation's 401(k), deferred compensation and other broad-based benefit plans.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Compensation Committee considers the effect of limitations on deductibility for federal income tax purposes of compensation in excess of $1,000,000 paid in a given year to an executive officer named in the Summary Compensation Table for that year. The Compensation Committee expects that substantially all of the bonuses paid for 1997 pursuant to the Senior Executive Performance Plan should be fully deductible. In addition, the Compensation Committee expects that tax deductions related to exercise of stock options granted by the Stock Option Committee pursuant to the 1997 Long Term Incentive Plan will not be subject to limits on deductions. The Corporation does not incur compensation expense for federal income tax purposes for restricted stock grants until the restricted shares vest.

                            James H. Berick, Esq.
                            Benjamin R. Civiletti, Esq.
                            Stuart L. Markowitz, M.D.
                            Michael Rosenthal, Ph.D.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee and Stock Option Committee during 1997 are listed above. No member of the Compensation Committee has served as an executive officer or employee of the Corporation or served during 1997 as an executive officer of another entity of which any executive officer of the Corporation was a director or member of the compensation committee.

     Berick, Pearlman & Mills Co., L.P.A., of which Mr. Berick is chairman, and Venable, Baetjer and Howard, LLP, of which Mr. Civiletti is chairman, are among the law firms that provide legal services to the Corporation.

                             CERTAIN RELATIONSHIPS

     The Corporation's directors and executive officers hold credit cards or other lines of credit issued by the Bank on the same terms prevailing at the time for those issued to other persons.

     In July 1997 the Corporation sold a residential property formerly used by the Bank as a conference center to Richard K. Struthers, an executive officer, for $2,000,000, the fair market value of the property for a prompt sale as determined by an independent appraiser less real estate commission.

     During 1997 the Board of Directors approved the sale to Charles M. Cawley, in separate transactions, of two automobiles. In one case Mr. Cawley paid $108,925, an amount equal to the Corporation's cost, which exceeded market value as determined by independent dealer valuations. In the other case, Mr. Cawley paid $75,000, an amount equal to the highest of three dealer valuations.

                            STOCK PERFORMANCE GRAPH

     The following chart compares the total return on the Corporation's common stock from December 31, 1992 through December 31, 1997 to the total return for the same period of the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Index. The graph assumes that the value of the investment in the Corporation's common stock and each index was $100 at December 31, 1992 and that all dividends were reinvested. While total return comparisons may be useful to investors in gauging the performance of the Corporation's common stock, in the opinion of the Corporation's management and Board of Directors, the total return on the Corporation's common stock may not necessarily relate directly to the performance of the Corporation's management and should be used only as one of several important measures including, for example, customer satisfaction, quality measures, future business development and net income.

                                   [GRAPH]

     At year end 1997, the total return on the Corporation's common stock from December 31, 1992 was 529%, compared to the total return on the S&P Financial Index of 231% and the S&P 500 Index of 152%. The average annual total return on the Corporation's common stock for this period was 46%. The measurement points used in the graph and set forth below are based on an initial investment of $100.

DECEMBER 31,   MBNA   S&P FINANCIALS   S&P 500
------------   ----   --------------   -------
    1993       139          111          110
    1994       151          107          112
    1995       243          165          153
    1996       420          223          189
    1997       629          331          252

                         CHARTER AMENDMENT TO INCREASE
                        THE NUMBER OF AUTHORIZED SHARES

     The Board of Directors deems it advisable and recommends that the shareholders approve an amendment to the Corporation's charter to increase the number of authorized shares of common stock from 700 million to 1.5 billion. On February 27, 1998, the Corporation had outstanding 501,187,500 shares of common stock and 40,584,886 shares were reserved for issuance upon exercise of stock options pursuant to the Corporation's 1991 and 1997 Long Term Incentive Plans (the "Plans"). In addition, 5,395,419 shares of common stock had been authorized for issuance pursuant to grants to be made under the 1997 Long Term Incentive Plan.

     The additional authorized shares will be available for general corporate purposes, including for possible stock splits and dividends. The Corporation currently has no plans for issuance of additional shares of common stock.

     The affirmative vote of a majority of the votes entitled to be cast by holders of shares of common stock is required to approve the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT.

                 AMENDMENT TO THE 1997 LONG TERM INCENTIVE PLAN

     The Corporation's 1997 Long Term Incentive Plan (the "Plan") authorizes grants of stock options and restricted and unrestricted share awards to officers, directors, key employees, consultants and advisors of the Corporation. The Board of Directors has approved an amendment to the Plan which is being submitted for approval by the Corporation's stockholders.

     The Plan currently authorizes the issuance of 16,500,000 shares of the Corporation's common stock pursuant to grants of options and share awards. At February 27, 1998, grants for 11,104,581 shares had been made and 5,395,419 shares remained available for future grants under the Plan. The amendment to the Plan would increase the number of shares of the Corporation's common stock which may be issued pursuant to grants made under the Plan from 16,500,000 to 21,500,000. If the amendment is approved, shares subject to options outstanding and available for grant under the Plan and the Corporation's 1991 Long Term Incentive Plan will aggregate approximately 9.2% of the sum of the shares outstanding and shares subject to options and available for grant. The maximum number of shares with respect to which options may be granted to any one participant in any year is 1,500,000 shares. The above limitations are subject to adjustment for stock splits and similar events as provided in the Plan.

     The Plan is administered by the Stock Option Committee (the "Committee"), which has authority to select participants from among those eligible and to determine the form and substance of awards and any conditions and restrictions on them. All members of the Committee are outside directors.

     Officers, directors, key employees, consultants and advisors of the Corporation are eligible to receive grants of stock options and share awards under the Plan. Although over 1,000 officers, key employees, consultants and advisors were eligible to participate during 1997, substantially all of the awards under the Plan have been made to senior officers and the Committee expects to continue that practice. Approximately 140 persons received grants of options or share awards in 1997.

     The Plan authorizes grants of incentive and nonqualified stock options. All stock options have an exercise price that is not less than the fair market value of the common stock on the date the option is granted. The closing price of the common stock on the New York Stock Exchange on February 27, 1998 was $35.8125 per share. The Committee determines the terms and conditions of stock option grants, including the period for exercise, the expiration date and any conditions to exercise. The Committee's current policy is to provide that all options vest in the event of death, disability or retirement of the participant or a change in control. The Committee may amend or modify the terms of any outstanding option grant but will not reprice options previously granted.

     The Plan provides for a grant of options for 5,000 shares to each non-employee director at the time the person becomes a director and an additional grant of options for 5,000 shares to each person who is a non-employee director on each January 2. The exercise price of these options is the closing price of the common stock on the New York Stock Exchange on the grant date. These options are exercisable immediately and expire on the earlier of ten years from the grant date or 90 days after the grantee ceases to be a non-employee director. The number of shares for grants to non-employee directors under the Plan are not subject to adjustment for stock splits or similar events.

     The Plan authorizes share awards either with or without restrictions. The Committee determines the number of shares to be awarded and the restrictions, if any, on the shares. The Committee's policy has been to issue restricted shares at the time of award, with the participant having all rights of a stockholder, including the rights to vote the shares and receive dividends. The Committee has generally provided that restrictions lapse upon death, disability or retirement of the participant or a change in control. Restricted shares are forfeited to the Corporation if the participant's employment terminates prior to lapse of the restrictions. The Committee may shorten the period of any restriction or waive any restriction.

     Under current federal income tax laws, a participant does not recognize income upon receipt of a stock option. At the time of exercise of a nonqualified option, a participant recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock on the exercise date and the exercise price.

     A participant does not recognize income upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are held at least two years from the grant date of the option and one year from the exercise date, upon sale of the shares the participant will recognize long term capital gain in an amount equal to the difference between the sale price and the exercise price of the option. If the shares are sold sooner, the participant generally recognizes ordinary income or loss on the date of sale in an amount equal to the lesser of the difference between the sale price and the exercise price and the difference between the fair market value of the shares on the exercise date and the exercise price.

     The Corporation generally is entitled to an income tax deduction, at the time the participant recognizes ordinary income, in an amount equal to the amount of ordinary income recognized by the participant. Section 162(m) of the Internal Revenue Code, as amended in 1993, denies to a publicly held corporation a deduction in determining its taxable income for covered compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or certain other officers whose compensation must be reported in its proxy statement. Tax deductions related to exercise of stock options are not subject to this limitation if, among other things, the stock options are granted pursuant to a plan approved by stockholders. The Corporation believes that the Plan meets all requirements of Section 162(m). Section 280G of the Internal Revenue Code denies a deduction to a corporation for excess parachute payments made to an officer or employee if contingent upon a change in control. A portion of the deduction which the Corporation might otherwise receive upon exercise of nonqualified stock options or vesting of restricted shares if accelerated by a change in control may not be available in these circumstances.

     The Corporation may withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy any federal, state and local withholding tax requirements. The Committee has provided that a participant may satisfy a tax withholding requirement by delivery of shares of Corporation common stock owned by the participant, including shares the participant is entitled to receive upon exercise of the option.

     The Board of Directors may amend the Plan and any outstanding grants made under the Plan without the approval of stockholders. The New York Stock Exchange requires that an increase in the number of shares authorized for grant be approved by stockholders. No further grants may be made under the Plan after December 31, 2006.

     The affirmative vote of a majority of the votes cast at the meeting (provided that at least 50% of the shares entitled to vote are voted) is required to approve the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 LONG TERM INCENTIVE PLAN.

                              INDEPENDENT AUDITORS

     The Corporation has retained Ernst & Young LLP as its independent auditors for 1998. Ernst & Young LLP has served as the independent auditors for the Corporation since 1991.

     Representatives of Ernst & Young LLP will attend the meeting and, while they do not intend to make a statement, will respond to appropriate questions directed to them.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals to be included in the Corporation's proxy material for the 1999 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than November 20, 1998.

     A Corporation Bylaw provides that no business, including a nomination for election as a director, may be brought before an annual or special meeting of stockholders by any stockholder unless the stockholder has given written notice of the business to the Corporation's Secretary not later than 60 days prior to the date of the meeting. If less than 70 days public notice of the date of the meeting has been given, the stockholder notice must be received within 10 days following notice or publication of the date of the meeting. The notice must include certain information concerning the stockholder, the business the stockholder proposes to bring before the meeting and, in the case of a nomination for director, the nominee. A copy of the Bylaw may be obtained from the Secretary of the Corporation at the address set forth in the accompanying notice.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Corporation does not intend to bring any other matter before the meeting requiring action of the stockholders, nor does it have any information that any other matter will be brought before the meeting. However, if any other matter requiring the vote of the stockholders properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of the Corporation.

                           ANNUAL REPORT ON FORM 10-K

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED FOR A PROXY, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR ITS MOST RECENTLY COMPLETED FISCAL YEAR. REQUESTS SHOULD BE DIRECTED TO JOHN W. SCHEFLEN, SECRETARY, AT THE ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

March 20, 1998

                      [LOGO]  PRINTED ON RECYCLED PAPER

                                MBNA CORPORATION
                         1997 LONG TERM INCENTIVE PLAN

         1.      ESTABLISHMENT

         MBNA Corporation (the "Corporation") hereby establishes the 1997 LONG TERM INCENTIVE PLAN (the "Plan"). The Plan permits the grant of stock options and restricted or unrestricted share awards for shares of the Corporation's Common Stock ("Common Stock").

         2.      ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Corporation or a committee ("Committee") of the Board of Directors. All references herein to "Committee" shall mean the Board of Directors if no committee of the Board of Directors is appointed or otherwise authorized to act on a particular matter. The Committee shall have all power and authority necessary to administer the Plan, including but not limited to the power to select persons to participate in the Plan, determine the terms of grants made under the Plan, interpret the Plan and adopt such policies for carrying out the Plan as it may deem appropriate. The decisions of the Committee on all matters relating to the Plan shall be conclusive.

         3.      SHARES AVAILABLE FOR THE PLAN; LIMITATIONS

         (a) Shares of Common Stock may be issued by the Corporation pursuant to incentive or nonqualified stock options or restricted or unrestricted share awards granted under the Plan.

         (b) The number of shares of Common Stock with respect to which stock option and share awards may be made pursuant to the Plan is 21,500,000. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan.

         (c) The maximum number of shares of Common Stock with respect to which options may be granted pursuant to the Plan in any calendar year to any one participant is 1,500,000.

         (d) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets, or any other change in the corporate structure or shares of the Corporation, the maximum numbers and total of shares provided in Sections 3(b) and 3(c), but not Section 5(e), and the kinds of shares under the Plan shall be appropriately adjusted.

         4.      PARTICIPATION

         Participation in the Plan is limited to officers, directors, key employees, consultants and advisors of the Corporation and its subsidiaries selected by the Committee. Only officers and key employees of the Corporation and its subsidiaries are eligible to receive incentive stock options

         5.      STOCK OPTIONS

         (a) The Committee may from time to time grant to participants non-qualified stock options or incentive stock options.

         (b) The price per share payable upon the exercise of each option shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

         (c) The Committee shall determine all terms and conditions of options, including but not limited to the period for exercise, the expiration date and any conditions to exercise. The Committee may amend or modify the terms of any outstanding option grant.

         (d) Options may be exercised in any manner approved by the Committee. If authorized by the Committee, a participant may deliver Common Stock, including shares acquired upon exercise of the option, to pay the exercise price or withholding taxes in connection with exercise of an option.

         (e) Each person who becomes a nonemployee director of the Corporation shall be granted an option to purchase 5,000 shares of Common Stock on the date the person becomes a director and each person who is a nonemployee director on January 2 of each year beginning in 1998 shall be granted an option to purchase 5,000 shares of Common Stock on that date or the next day the New York Stock Exchange is open for trading. The exercise price shall be the closing price of the Common Stock on the New York Stock Exchange on the grant date. All non-employee director's options are exerciseable immediately following the effective date of the grant, shall have a term of ten years, and shall expire 90 days after the grantee is no longer a director.

         6.      RESTRICTED AND UNRESTRICTED SHARE AWARDS

         The Committee may from time to time award shares of Common Stock to participants in such amounts and on such terms as it determines. Each award of shares shall specify the restrictions, if any, on the shares. The Committee may waive or modify any restriction.

7.       AMENDMENT AND TERMINATION OF THE PLAN

         The Plan may be amended or terminated at any time by the Board of Directors. The Board of Directors may condition any amendment of the Plan on approval by the stockholders of the Corporation. No further grants may be made under the Plan after December 31, 2006.

                                MBNA CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James H. Berick, Charles M. Cawley and Benjamin R. Civiletti, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Common Stock of MBNA Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on April 21, 1998 and at any adjournment thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

1. ELECTION OF DIRECTORS

            [ ] FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY
                                                            to vote for all
                                                            nominees listed
                                                            below

NOMINEES: Alfred Lerner, Charles M. Cawley, James H. Berick, Benjamin R. Civiletti, Randolph D. Lerner, Stuart L. Markowitz, Michael Rosenthal

 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                            OUT THAT NOMINEE'S NAME.

2. AMENDMENT OF CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

            [ ] FOR                [ ] AGAINST                [ ]  ABSTAIN

3. AMENDMENT OF 1997 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OR SHARES AVAILABLE UNDER THE PLAN

            [ ] FOR                [ ] AGAINST                [ ]  ABSTAIN

                          (continued on reverse side)

--------------------------------------------------------------------------------

                             (continued from front)

4. TRANSACTION OF WHATEVER OTHER BUSINESS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    Please sign exactly as name appears below. When shares are held jointly, any co-owner may sign unless the Secretary of the Corporation has been given notice to the contrary and has been furnished with a copy of the order or instrument which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Dated:                      , 1998
                                                    ----------------------
                                              Signature:
                                                        ------------------------

                                              ----------------------------------
                                              Please mark, sign, date and return
                                              this proxy card promptly in the
                                              enclosed envelope.